Exhibit 10.6

NON-COMPETITION AGREEMENT

Between

AMTD GROUP COMPANY LIMITED

And

AMTD INTERNATIONAL INC.

Dated as of June 20, 2019

i

NON-COMPETITION AGREEMENT

This Non-Competition Agreement is dated as of June 20, 2019, by and between AMTD Group Company Limited, an exempted company with limited liability incorporated under the laws of the British Virgin Islands (“AMTD Parent”), and AMTD International Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“AMTD International”) (each of AMTD Parent and AMTD International a “Party” and, together, the “Parties”).

R E C I T A L S

WHEREAS, as of the date hereof, AMTD Parent owns 200,000,001 issued and outstanding Class B Ordinary Shares of AMTD International, representing 95.28% of the issued and outstanding Ordinary Shares of AMTD International;

WHEREAS, the Parties currently contemplate that AMTD International will seek an initial public offering (the “IPO”) pursuant to the registration statement on Form F-1 confidentially submitted for review and comment by the SEC under the U.S. Securities Act of 1933, as amended, to be filed publicly with the SEC via its EDGAR system (the date of such public filing, the “Public Filing Date”) following the substantial completion of such review and comment and as financial market conditions permit (as so filed, and as amended thereafter from time to time, the “IPO Registration Statement”);

WHEREAS, AMTD Parent has been engaged in the AMTD International Business through AMTD International and AMTD International’s subsidiaries, as more fully described in the IPO Registration Statement;

WHEREAS, prior to the date hereof, all of the then existing assets and liabilities in connection with the AMTD International Business have already been transferred to or assumed by AMTD International and its subsidiaries; and

WHEREAS, the Parties intend in this Agreement to set forth the principal terms and conditions with respect to their agreement not to compete with each other or solicit the employees of each other following.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, and provisions contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Defined Terms. The following capitalized terms have the meanings given to them in this Section 1.1:

“ADSs” means American depositary shares representing Class A Ordinary Shares.

“Agreement” means this Non-Competition Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

“AMTD Group” means AMTD Parent and its subsidiaries, other than AMTD International and its subsidiaries.

“AMTD International” has the meaning set forth in the preamble to this Agreement.

“AMTD International Business” means any investment banking or asset management business that is primarily targeting institutional or corporate clients, as more completely described in the IPO Registration Statement.

“AMTD International Group” means AMTD International and its subsidiaries.

“AMTD Parent” has the meaning set forth in the preamble to this Agreement.

“AMTD Parent Business” means any investment banking or asset management business that is targeting individual clients.

“Class A Ordinary Shares” means the class A ordinary shares of AMTD International, par value US$0.0001 per share.

“Class B Ordinary Shares” means the class B ordinary shares of AMTD International, par value US$0.0001 per share.

“Dispute” has the meaning set forth in Section 4.5 of this Agreement.

“Dispute Resolution Commencement Date” has the meaning set forth in Section 4.5 of this Agreement.

“IPO” has the meaning ascribed to it in the recitals to this Agreement.

“IPO Registration Statement” has the meaning ascribed to it in the recitals to this Agreement.

“Master Transaction Agreement” means the Master Transaction Agreement between the Parties dated the date hereof, as the same may be amended and supplemented in accordance with the provisions thereof.

“Non-Competition Period” means the period beginning upon the completion of the IPO and ending on the later of:

(a)                                 the date that is two years after the first date upon which members of the AMTD Group cease to own in the aggregate at least twenty percent (20%) of the voting power of the then outstanding securities of AMTD International; and

(b)                                 the fifth anniversary of the date of the completion of the IPO.

“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares.

“Party” or “Parties” has the meaning set forth in the preamble of this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity, or any department, agency, or political subdivision thereof.

“Public Filing Date” has the meaning set forth in the recitals to this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

ARTICLE II

NON-COMPETITION

Section 2.1                                    Undertaking of the AMTD Group. During the Non-Competition Period, AMTD Parent will not, and will cause each of the other members of AMTD Group not to, other than through the AMTD International Group, directly or indirectly, sell or otherwise provide to any third party any product or service or otherwise engage or invest in any business that is of the same nature as the AMTD International Business, whether as a principal or for its own account, or as a shareholder or other equity owner in any Person (other than AMTD International); provided that the foregoing shall not prohibit any member of the AMTD Group from owning beneficially or of record non-controlling ownership (calculated on an aggregate basis combining any such ownership by any members of the AMTD Group) of the equity or its equivalent of any company (other than AMTD International) that sells or otherwise provides any product or service or otherwise engages in any business that is of the same nature as the AMTD International Business.

Section 2.2                                    Undertaking of the AMTD International Group. During the Non-Competition Period, AMTD International will not, and will cause each of the other members of the AMTD International Group not to, directly or indirectly, sell or otherwise provide to any third party any product or service or otherwise engage or invest in any business that competes in any way with the AMTD Parent Business, whether as a principal or for its own account, or as a shareholder or other equity owner in any Person; provided that the foregoing shall not prohibit any member of the AMTD International Group from (a) directly or indirectly providing the existing individual clients of AMTD International Group as of the date hereof with investment banking or asset management products or services, and (b) owning beneficially or of record, non-controlling ownership (calculated on an aggregate basis combining any such ownership by any member of the AMTD International Group) of the equity or its equivalent of any company that sells or otherwise provides any such product or service in competition with the AMTD Parent Business.

ARTICLE III

NON-SOLICITATION

Section 3.1                                    Non-Solicitation by AMTD Parent. During the Non-Competition Period, AMTD Parent will not, and will cause each other member of the AMTD Group not to, directly or indirectly, hire, or solicit for hire, any active employees of or individuals providing consulting services to any member of the AMTD International Group, or any former employees of or individuals providing consulting services to any member of the AMTD International Group within six months of the termination of their employment with or consulting services to the member of the AMTD International Group, without AMTD International’s consent; provided that the foregoing shall not prohibit any solicitation activities through generalized non-targeted advertisement not directed to such employees or individuals that do not result in the hiring of any such employees or individuals by the AMTD Group within the Non-Competition Period.

Section 3.2                                    Non-Solicitation by AMTD International. During the Non-Competition Period, AMTD International will not, and will cause each other member of the AMTD International Group not to, directly or indirectly, solicit or hire any active employees of or individuals providing consulting services to any member of the AMTD Group, or any former employees of or individuals providing consulting services to any member of the AMTD Group within six months of the termination of their employment with or consulting to the member of the AMTD Group, without AMTD Parent’s consent; provided that the foregoing shall not prohibit any solicitation activities through generalized non-targeted advertisement not directed to such employees or individuals that do not result in the hiring of any such employees or individuals by the AMTD International Group within the Non-Competition Period.

ARTICLE IV

MISCELLANEOUS

Section 4.1                                    Consent of AMTD Parent. Any consent of AMTD Parent pursuant to this Agreement shall not be effective unless it is in writing and evidenced by the signature of the Chief Executive Officer or Chief Financial Officer of AMTD Parent (or such other person that the Chief Executive Officer, Chief Financial Officer or board of directors of AMTD Parent has specifically authorized in writing to give such consent).

Section 4.2                                    Consent of AMTD International. Any consent of AMTD International pursuant to this Agreement shall not be effective unless it is in writing and evidenced by the signature of the Chief Executive Officer or Chief Financial Officer of AMTD International (or such other person that the Chief Executive Officer, Chief Financial Officer or board of directors of AMTD International has specifically authorized in writing to give such consent).

Section 4.3                                    Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

Section 4.4                                    Governing Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong. Subject to Section 6.1 of the Master Transaction Agreement, each of the Parties hereby submits unconditionally to jurisdiction of, and agrees that venue shall lie exclusively in, the courts located in Hong Kong for purposes of the resolution of any disputes arising under this Agreement.

Section 4.5                                    Dispute Resolution. (a) Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof (“Dispute”) which arises between the Parties shall first be negotiated between appropriate senior executives of each Party who shall have the authority to resolve the matter. Such executives shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies, within ten (10) days of receipt by a Party of written notice of a Dispute, which date of receipt shall be referred to herein as the “Dispute Resolution Commencement Date.” Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information and privileged information of each of AMTD Parent and AMTD International developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in any subsequent proceeding between the Parties.

(b)                                 If the senior executives are unable to resolve the Dispute within 60 days from the Dispute Resolution Commencement Date, then, the Dispute will be submitted to the boards of directors of AMTD Parent and AMTD International. Representatives of each board of directors shall meet as soon as practicable to attempt in good faith to negotiate a resolution of the Dispute.

(c)                                  If the representatives of the two boards of directors are unable to resolve the Dispute within 120 days from the Dispute Resolution Commencement Date, on the request of any Party, the Dispute will be mediated by a mediator appointed pursuant to the mediation rules of the American Arbitration Association. Both Parties will share the administrative costs of the mediation and the mediator’s fees and expenses equally, and each Party shall bear all of its other costs and expenses related to the mediation, including but not limited to attorney’s fees, witness fees, and travel expenses. The mediation shall take place in Hong Kong or in whatever alternative forum on which the Parties may agree.

(d)                                 If the Parties cannot resolve any Dispute through mediation within 45 days after the appointment of the mediator (or the earlier withdrawal thereof), each Party shall be entitled to seek relief in a court of competent jurisdiction.

Unless otherwise agreed in writing, the Parties will continue to honor all commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section 4.5 with respect to all matters not subject to such dispute, controversy or claim.

Section 4.6                                    Termination; Amendment. This Agreement may be terminated or amended by mutual written consent of the Parties, evidenced by an instrument in writing signed on behalf of each of the Parties.

Section 4.7                                    Notices. Notices or other communications required or permitted to be given by a Party pursuant to the terms of this Agreement shall be given in writing to the other Party to the following addresses:

if to AMTD Parent:

23/F-25/F Nexxus Building
41 Connaught Road Central
Hong Kong
Attention: Issac See
Facsimile: 3163 3289
Email: issac.see@amtdgroup.com

if to AMTD International:

23/F Nexxus Building
41 Connaught Road Central
Hong Kong
Attention: Philip Yau
Facsimile: 3163 3389
Email: p@amtdinc.com

or to such other address, facsimile number or email address as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance or termination shall be sent by hand delivery or recognized overnight courier. All other notices may also be sent by facsimile or email, confirmed by mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or email; upon confirmation of delivery, if sent by recognized overnight courier; and upon receipt if mailed.

Section 4.8                                    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 4.9                                    Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. No party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other Party, and any such assignment without such consent shall be void; provided, however, each Party may assign this Agreement to a successor entity in conjunction with the transfer of substantially all of the Party’s business, whether by sale of substantially all assets, merger, consolidation or otherwise.

Section 4.10                             Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 4.11                             Failure or Indulgence not Waiver; Specific Performance; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Each Party recognizes and agrees that the other Party’s remedy at law for any breach of this Agreement would be inadequate and that the non-breaching Party shall, in addition to such other remedies as may be available to it at law or in equity, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by law (without the posting of any bond and without proof of actual damages). All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 4.12                             Authority. Each of the Parties hereto represents to the others that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 4.13                             Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For all purposes of this Agreement: (a) all references in this Agreement to designated “Sections,” “Schedules,” “Exhibits,” and other subdivisions are to the designated Sections, Schedules, Exhibits, and other subdivisions of the body of this Agreement unless otherwise indicated; (b) the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; (c) “or” is not exclusive; (d) “including” and “includes” will be deemed to be followed by “but not limited to” and “but is not limited to,” respectively; (e) any definition of, or reference to, any law, agreement, instrument, or other document herein will be construed as referring to such law, agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified; and (f) any definition of, or reference to, any statute will be construed as referring also to any rules and regulations promulgated thereunder.

[Signature page follows]

WHEREFORE, the Parties have signed this Non-Competition Agreement effective as of the date first set forth above.

AMTD Group Company Limited

By:	/s/ Marcellus Wong
Name: Marcellus Wong
Title: Director

AMTD International Inc.

By:	/s/ Calvin Choi
Name: Calvin Choi
Title: Director